UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017

STRATEGIC ACQUISITIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-28963

Nevada	13-3506506
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2 Gold Street, PH 12, New York, NY	10038
(Address of principal executive offices)	(Zip Code)

(212) 878-6532

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On October 4, 2017, Strategic Acquisition, Inc. (the “Company” or the “Registrant”) issued 125,000 unregistered restricted shares of common stock, par value $0.001 to Nextcoal International, Inc., a Wyoming corporation, in exchange for $50,000. The funds will be used to further capitalize the Company. Prior to the issuance of these shares, the Company had 1,765,000 shares of its Common Stock issued and outstanding. Upon the issuance of these shares, the Company now has 1,890,000 shares of its Common Stock issued and outstanding.

The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Rule 506. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

The President of Nextcoal International has long-term pre-existing business relationship with the Company. The Company did not engage in any form of general solicitation or general advertising in connection with this transaction. Nextcoal International was provided access to all material information, and was afforded access to our management in connection with this transaction. They acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The shares have a legend restricting transferability absent registration or applicable exemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Strategic Acquisition, Inc.
Registrant

Date: October 10, 2017	By: /s/ John P. O'Shea
John P. O'Shea, President